EXHIBIT 3.2
BY-LAWS
OF
GARTNER, INC.
A Delaware Corporation
(as amended and restated through October 31, 2024)

ARTICLE I
OFFICES

Section 1.    Registered Office. The registered office of the corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, at such location as the Board of Directors of the corporation (the “Board of Directors”) may determine from time to time.

Section 2.    Other Offices. The corporation may also have offices at such other places, both within and without the state of Delaware, as the corporation may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.    Annual Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date and time of the annual meeting shall be determined by the Board.

Section 2.    Special Meetings. Special meetings of stockholders may be called for any purpose and may be held at such date and time as shall be stated in the notice of meeting. Such meetings may be called at any time by only the Board of Directors or the chief executive officer. No business may be transacted at any special meeting otherwise than as specified in the notice to stockholders of such meeting.

Section 3.    Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, the place of meeting shall be the principal executive office of the corporation. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual or special meeting of stockholders previously scheduled pursuant to this Article II.

Section 4.    Notice.
(a)Whenever stockholders are required or permitted to take action at a meeting, a notice stating the place, if any, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, not less than 10 nor more than 60 days before the date of the meeting, except as otherwise provided by law, or by the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or these by-laws.
(b)Except as otherwise required by law, notice may be given by or at the direction of the Board of Directors, the chief executive officer or the secretary, in writing directed to a stockholder’s mailing address as the same appears on the records of the corporation and shall be given: (i) if mailed, when deposited in the United States mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when notice is received or left at such stockholder’s address as the same appears on the records of the corporation.
(c)So long as the corporation is subject to the proxy rules set forth in Regulation 14A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL, and shall be deemed given as provided therein.

Section 5.    Stockholders List. The corporation shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the class and number of shares registered in the name of each stockholder. Nothing in this Section 5 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 6.    Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law or by the certificate of incorporation (including any certificate of designations relating to any series of preferred stock). Where a separate vote by class or group is required, a majority of the members of such class or group, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is not present, the chairperson of the meeting, or the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, may adjourn or recess the meeting from time to time in accordance with Section 7 of this Article II, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

Section 7.    Adjourned or Recessed Meetings. Any meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any or no reason from time to time by the chairperson of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 11 of this Article II. Any such meeting may be adjourned for any or no reason (and may be recessed if a quorum is not present or represented) from time to time by the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote thereon. At any adjourned or recessed meeting at which a quorum is present, the corporation may transact any business which might have been transacted at the original meeting. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 4; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 3 of Article VI herein and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8.    Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, the certificate of incorporation (including any certificate of designations relating to any series of preferred stock), these by-laws, or the rules and regulations of any stock exchange applicable to the corporation or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class or group is required, if a quorum of such class or group is present, the affirmative vote of the majority of shares of such class or group present in person or represented by proxy at the meeting shall be the act of such class or group.

Section 9.    Voting Rights. Except as otherwise provided by the DGCL or by the certificate of incorporation of the corporation (including any certificate of designations relating to any series of preferred stock), every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder. The holders of preferred stock will be entitled to vote as provided by law and by the corporation’s certificate of incorporation (including any certificate of designations relating to any series of preferred stock).

Section 10.    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the corporation a revocation of the proxy or an executed new proxy bearing a later date. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 11.    Conduct of Meetings.

(a)    Unless otherwise determined by the Board of Directors, meetings of stockholders shall be presided over by the Chairman of the Board, or in his or her absence, by the chief executive officer or, in his or her absence, by an officer or director designated by the Board of Directors. The secretary of the corporation, or in his or her absence, an assistant secretary, or in the absence of the secretary and all assistant secretaries, a person whom the chairperson of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Subject to any such rules and regulations as adopted by, and the supervision of, the Board of Directors, the chairperson of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairperson, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairperson of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairperson of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of

Directors, the chairperson of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 7 of this Article II.

Section 12.    Action by Written Consent. Unless otherwise provided in the certificate of incorporation (including any certificate of designations relating to any series of preferred stock), any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken , shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a consent is delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation as provided in this section. If the person is not a stockholder of record when the consent is executed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Section 13.    Nominations and Proposals; Advance Notice.
(a)Submission of Information by Director Nominees.
(i)To be eligible to be a nominee for election or re-election as a director of the corporation, a person must deliver to the secretary of the corporation at the principal executive offices of the corporation the following information:
(A)     a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (1) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (x) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the corporation; or (y) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; and (4) if elected as a director, will comply with all of the corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and
(B)    fully completed and signed questionnaire(s) prepared by the corporation with respect to the background and qualification of such person that the corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the certificate of incorporation or these by-laws, any law, rule, regulation or listing standard that may be applicable to the corporation) (all of the foregoing, “Questionnaires”). The Questionnaires will be promptly provided following a request therefor.
(ii)A nominee for election or re-election as a director of the corporation shall also provide to the corporation such other information as it may reasonably request to determine whether such proposed nominee is qualified under the certificate of incorporation or these by-laws and any law, rule, regulation or listing standard that may be applicable to the corporation, including information relevant to a determination whether such person can be considered an independent director.
(iii)If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 13(b) or Section 14, all written and signed representations and agreements and all fully completed and signed Questionnaires required pursuant to Section 13(a)(i)(A) and (B) above shall be provided to the corporation at the same time as such notice in the case of nomination under Section 13 or within the time period for delivery of a Stockholder Notice in the case of nomination under Section 14, and the additional information described in Section 13(a)(ii) above shall be provided to the corporation promptly upon request by the corporation, but in any event within five business days after such request. All information provided pursuant to Sections 13(a)(i) and (ii) shall be deemed part of the stockholder’s notice submitted pursuant to Section 13(b) or a Stockholder Notice submitted pursuant to such Section 14, as applicable.
(b)Advance Notice of Stockholder Nominations and Other Business. At an annual meeting of the stockholders, only such nominations for directors shall be made and only such business other than nominations shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations for directors and other business must be brought: (i) pursuant to the corporation’s proxy materials with respect to such meeting (including the notice of meeting and any supplement thereto); (ii) by or at the direction of the Board of Directors (or any authorized committee thereof); (iii) by a stockholder of the corporation who: (A) is a stockholder of record at the time of the giving of the notice required by this Section 13(b) and on the record date for the determination of stockholders entitled to vote at the annual meeting; and (B) has timely complied in proper written form with the notice procedures set forth in this Section 13(b); or (iv) by any Eligible Stockholder (as defined in Section 14(b)) whose

Stockholder Nominee (as defined in Section 14(a)) is included in the corporation’s proxy materials for the relevant annual meeting pursuant to Section 14(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these by-laws and applicable law. For the avoidance of doubt, clauses (iii) and (iv) above shall be the exclusive means for a stockholder to make director nominations, and the foregoing clause (iii) shall be the exclusive means for a stockholder to propose other business before an annual meeting of stockholders (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the 1934 Act).
(i)To comply with Section 13(b)(iii) above, a stockholder’s notice must set forth all information required under this Section 13(b) and must be timely delivered to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered to the secretary at the principal executive offices of the corporation not later than the Close of Business (as defined in Section 13(c)) on the 90th day nor earlier than the Close of Business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of the 90th day prior to such annual meeting or the tenth day following the date on which Public Announcement (as defined in Section 13(c)) of the date of such meeting is first made by the corporation. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(ii)To be in proper written form, a stockholder’s notice to the secretary must set forth:
(A)    as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class and number of shares of capital stock of the corporation that are held of record or Beneficially Owned (as defined in Section 13(c)) by the person; (4) all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the 1934 Act; and (5) the information required to be submitted by nominees pursuant to Section 13(a)(i)(A) and Section 13(a)(i)(B) above as well as Section 13(a)(ii) above within the time periods specified in Section 13(a)(iii) above;
(B)    as to any other business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment); and the reasons for conducting such business at the annual meeting and (2) any substantial interest (within the meaning of Item 5 of Schedule 14A under the 1934 Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the 1934 Act), if any, on whose behalf the business is being proposed and, if such stockholder or beneficial owner is an entity, any Control Person (as defined in Section 13(b)(ii)(D) below);
(C)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (1) the name and address, as they appear on the corporation’s books, of such stockholder, and the name and address of such beneficial owner; (2) the class and number of shares of the corporation that are held of record by the stockholder and such beneficial owner as of the date of the notice; and (3) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and the stockholder (or a Qualified Representative of the stockholder, as defined in Section 13(c)) intends to appear at the meeting to make such nomination or propose such business;
(D)    as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “Control Person”): (1) the class and number of shares of stock of the corporation that are Beneficially Owned (as defined in Section 13(c) below) by the stockholder or beneficial owner and by any Control Person as of the date of the notice; (2) a description of (x) any plans or proposals which such stockholder, beneficial owner, if any, or Control Person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner, if any, or Control Person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the 1934 Act which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y) (regardless of whether the requirement to file a Schedule 13D is applicable); (3) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement or short positions, profit interests, convertible securities, stock appreciation or similar rights, hedging or pledging transactions, voting rights, dividend rights, and any borrowing or lending of shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the stockholder’s notice by, or on behalf, of such stockholder, beneficial owner, if any, or Control Person, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to maintain, increase or decrease the voting power of, such stockholder, beneficial owner, if any, or Control Person with respect to any securities of the corporation; (4) a representation as to whether such stockholder, the beneficial owner, if any, Control Person or any other participant (as defined in Item 4 of Schedule

14A under the Exchange Act) will engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(1)) with respect to the nomination or other business and, if so, whether such solicitation will be conducted as an exempt solicitation as described in Rule 14a-2(b) under the Exchange Act, the name of each participant in such solicitation, the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than director nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the corporation’s outstanding capital stock required under applicable law to carry the proposal or (y) in the case of any non-exempt solicitation made with respect to any director nomination (except for a nomination made by an Eligible Stockholder pursuant to Section 14), confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange Act, a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of the corporation’s stock entitled to vote generally in the election of directors; (5) a representation that, promptly after soliciting proxies from the percentage of stockholders referred to in the representation required under clause (b)(ii)(D)(4) of this Section 13, and no later than the tenth day before such meeting of stockholders, such stockholder, beneficial owner, if any, Control Person or participant will provide the corporation with documentation, which may take the form of a statement and documentation from a proxy solicitor, confirming that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the voting power of the corporation’s stock entitled to vote generally in the election of directors and (6) any other information relating to such stockholder, beneficial owner, if any, or Control Person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the 1934 Act, whether or not an election contest is involved. In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than five business days following the record date for such meeting to disclose the information contained in Section 13(b)(ii)(C)(2) and Section 13(b)(ii)(D)(1)-(3) above as of the record date for the meeting.
(c)Definitions. For purposes of these by-laws, including Section 13 and Section 14, “Close of Business” shall mean 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day, and a “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act. For purposes of Section 13(b)(ii)(A)(3) and Section 13(b)(ii)(D)(1), shares shall be treated as “Beneficially Owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the 1934 Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (2) the right to vote such shares, alone or in concert with others; and/or (3) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares. For purposes of this Section 13 and Section 14 of these by-laws, to be considered a "Qualified Representative" of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(d)Advance Notice of Director Nominations for Special Meetings. For a special meeting of stockholders at which directors are to be elected pursuant to Section 2 of this Article II, nominations of persons for election to the Board of Directors shall be made only: (A) by or at the direction of the Board of Directors (or any authorized committee thereof), or (B) by any stockholder of the corporation who: (1) is a stockholder of record at the time of the giving of the notice required by this Section 13(d) and on the record date for the determination of stockholders entitled to vote at the special meeting, and (2) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Section 13(b) above, including the additional information required by Section 13(a) above; provided, however, that the Questionnaires described in Section 13(a)(i)(B) above shall be provided to the Secretary of the corporation within the time period for delivery of a stockholder’s notice under this Section 13(d). To be timely, such notice must be delivered to the secretary at the principal executive offices of the corporation not earlier than the Close of Business on the 120th day prior to the meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the date on which Public Announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the corporation. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated: (A) by or at the direction of the Board of Directors; or (B) by a stockholder in accordance with the notice procedures set forth in this Section 13(d).
(e)General. Without exception, no person shall be eligible for election or re-election as a director of the corporation at a meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 13 or, with respect to annual meetings only, Section 14, and no other business shall be conducted at a meeting of stockholders except in accordance with the provisions set forth in these by-laws. Except as otherwise provided by applicable law, the Board of Directors (or an authorized committee thereof), or, at any meeting of stockholders, each of the Board of Directors, the Chairman of the Board and the chairperson of the meeting (in the case of Chairman of the Board and chairperson of the meeting, subject to the third sentence in Section 11(b) and supervision, discretion and control of the Board of Directors) shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these by-laws (including whether a stockholder or beneficial owner provided all information and complied with all representations required under Section 13(a) and/or this Section 13(b) and/or complied with the requirements of Rule 14a-19 under the 1934 Act). If any proposed nomination or other business is not in compliance with these by-laws, including due to a failure to comply with the requirements of Rule 14a-19 under the 1934 Act, then except as otherwise required by law, the chairperson of the meeting (subject to the third sentence in Section 11(b) and supervision, discretion and control of the Board of Directors) shall have the power to declare at the meeting that the nomination or other business was not made in accordance with the procedures prescribed by these by-laws and that the defective nomination or business shall be disregarded, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 13, unless otherwise required by law, or otherwise determined by the Chairman of the Board, the Board of Directors, or the chairperson of the meeting (in the case of Chairman of the Board and chairperson of the meeting, subject to the third sentence in Section 11(b) and supervision, discretion and control of the Board of Directors), if: (i) the stockholder does not provide (or supplement) the information required under Section 13(a) or Section 13(b) to the corporation within the time frames specified herein or (ii) the stockholder (or a Qualified Representative of the stockholder) does not appear at the meeting of stockholders of the corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies and votes in respect of any such nomination or other business may have been received by the corporation.
(f)Other Requirements and Rights. In addition to the foregoing provisions of this Section 13, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any Control Person) must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13, including, with respect to business such stockholder intends to bring before a meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 under the 1934 Act; provided, however, that any references in these by-laws to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 13. Nothing in this Section 13 shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the board of directors.
    Section 14.    Proxy Access for Director Nominations.

(a)Eligibility. Subject to the terms and conditions of these by-laws, in connection with an annual meeting of stockholders at which directors are to be elected, the corporation: (i) shall include in its proxy statement and on its form of proxy the names of, and (ii) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Article I, Section 14(b)(i) (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 14 (each, a “Stockholder Nominee”), if:

(A)the Stockholder Nominee satisfies the eligibility requirements in this Section 14;
(B)the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 14 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below);
(C)the Eligible Stockholder satisfies the requirements in this Section 14 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the corporation’s proxy materials; and
(D)the additional requirements of these by-laws are met.

(b)Definitions.

(i)    The maximum number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (a) two or (b) 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 14 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20%, but not less than one; provided that the Authorized Number shall be reduced: (A) by any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 14 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee, (B) by any directors in office or director nominees that in either case shall be included in the corporation’s proxy materials with respect to the annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the corporation), (C) by any directors currently serving on the Board of Directors who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee, and (D) by any Stockholder Nominee who is not included in the corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Article I, Section 14(d)(ii). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.
(ii)    To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 14 must:
(A)Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors) that represents at least 3% of the outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”); and
(B)thereafter continue to Own the Required Shares through such annual meeting of stockholders.
For purposes of satisfying the ownership requirements of this Section 14(b)(ii), a group of not more than twenty stockholders and/or beneficial owners may aggregate the number of shares of capital stock of the corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 14 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 14. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (1) under common management and investment control, (2) under common management and funded primarily by a single employer, or (3) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 14, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the 1934 Act.
(iii)    For purposes of this Section 14:
(A)A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors as to which the person possesses both: (1) the full voting and investment rights pertaining to the shares, and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (a) sold by such person in any transaction that has not been settled or closed, (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (ii) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (a) through (c), the term “person” includes its affiliates.
(B)A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both: (1) the full voting and investment rights pertaining to the shares, and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.
(C)A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice and (1) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the corporation’s proxy materials for the relevant annual meeting, and (2) the person holds the recalled shares through the annual meeting.
(iv)    For purposes of this Section 14, the “Additional Information” referred to in Section 14(a)(ii) that the corporation will include in its proxy statement is:
(A)the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the 1934 Act and the rules and regulations thereunder; and
(B)if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 14 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(c)Stockholder Notice and Other Informational Requirements.

(i)    The Stockholder Notice shall set forth all information, representations and agreements required under Section 13(a)(i) above, including the information required with respect to any nominee for election as a director, any stockholder giving notice of an intent to nominate a candidate for election, and any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 14. In addition, such Stockholder Notice shall include:
(A)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the 1934 Act;

(B)    a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (i) setting forth and certifying to the number of shares of capital stock of the corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Article I, Section 14(b)(iii)) continuously for at least three years as of the date of the Stockholder Notice, and (ii) agreeing to continue to Own such shares through the annual meeting;
(C)the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties:
(1)it shall provide: (a) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 14, (b) within five business days after the record date for determining stockholders entitled to vote at the annual meeting both the information required under clauses (b)(ii)(C)(2) and (b)(ii)(D)(1)-(3) of Section 13 above and notification in writing verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (c) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting;

(2)    it: (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have this intent, (b) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 14, (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of 1934 Act Schedule 14A) in, a solicitation within the meaning of 1934 Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors, and (d) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and
(3)    it will: (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (b) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 14, (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (d) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under the 1934 Act Regulation 14A, or whether any exemption from filing is available for the materials under the 1934 Act Regulation 14A, and (e) at the request of the corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as the corporation may reasonably request; and
(D)in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Article I, Section 14(b)(ii).
(ii)    To be timely under this Section 14, the Stockholder Notice must be delivered by a stockholder to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business (as defined in Section 13(c) above) on the one hundred twentieth day nor earlier than the close of business on the one hundred fiftieth day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the one hundred fiftieth day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth day prior to such annual meeting or the tenth day following the day on which public announcement (as defined in Section 13(c) above) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.
(iii)    The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements required pursuant to Section 13(a)(i)(A) above. In addition to the information required in a Stockholder Notice, the Questionnaires described in Section 13(a)(i)(B) above shall be provided to the secretary of the corporation within the time period for delivery of a Stockholder Notice. At the request of the corporation, a Stockholder Nominee shall promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as the corporation may reasonably request. The corporation may request such additional information as necessary to permit the corporation to determine if a Stockholder Nominee satisfies the requirements of this Section 14, including information relevant to a determination whether the Stockholder Nominee can be considered an independent director.
(iv)     In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 14.

(v)    All information provided pursuant to this Section 14(c) shall be deemed part of the Stockholder Notice for purposes of this Section 14.

(d)Proxy Access Procedures.

(i)Notwithstanding anything to the contrary contained in this Section 14, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if:
(A)the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 14, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 14 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these by-laws, including, but not limited to, its obligations under this Section 14;
(B)the Stockholder Nominee: (i) is not independent under any applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (ii) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (iii) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years, or (iv) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(C)the corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 13(a) above; or

(D)the election of the Stockholder Nominee to the Board of Directors would cause the corporation to violate the certificate of incorporation, these by-laws, or any applicable law, rule, regulation or listing standard.
(ii)    An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 14 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 14 exceeds the Authorized Number, the Stockholder Nominees to be included in the corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 14 shall be selected from each Eligible Stockholder for inclusion in the corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 14 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 14 thereafter is nominated by the Board of Directors, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 14), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.
(iii)    Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these by-laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice), or (b) does not receive a number of votes cast in favor of his or her election that is at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 14 for the next two annual meetings.
(iv)    Notwithstanding the foregoing provisions of this Section 14, unless otherwise required by law or otherwise determined by the chairperson of the meeting or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a Qualified Representative of the stockholder, as defined in Section 13(c) above) does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these by-laws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 14 and to make any and all determinations necessary or advisable to apply this Section 14 to any persons, facts or circumstances, in each case acting in good faith. This Section 14 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.

    Section 15.    Delivery to the Corporation. Whenever this Article requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III
BOARD OF DIRECTORS

Section 1.    General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as otherwise required by the DGCL or as provided in the certificate of incorporation (including any certificate of designations relating to any series of preferred stock).

Section 2.    Number. The number of directors which shall constitute the Board of Directors shall be not less than nine (9) nor more than thirteen (13), as set from time to time by resolution of the Board of Directors or the stockholders, except as otherwise provided for or fixed pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock).

Section 3.    Election of Directors and Term of Office. Except as provided in Section 5 of this Article III, each nominee for election as a director shall be elected by the vote of a majority of the votes cast with respect to the director nominee at any meeting for the election of directors at which a quorum is present, provided, however, that at a contested election meeting, director nominees shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee. For purposes of this section, a “contested election meeting” is any meeting of stockholders for which (a) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 13 of Article II herein, and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the corporation first gives notice of such meeting to the stockholders, as required by Section 4 of Article II herein. At each annual meeting of the stockholders, the stockholders shall elect the successors of the directors whose terms expire at such meeting, to hold office until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation, retirement, disqualification or removal as herein or in the certificate of incorporation provided (including any certificate of designations relating to any series of preferred stock). The directors shall be elected in this manner, except as provided in Section 5 of this Article III and the certificate of incorporation (including any certificate of designations relating to any series of preferred stock).

Section 4.    Removal and Resignation. Any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation’s certificate of incorporation (including any certificate of designations relating to any series of preferred stock), the provisions of this section shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any director may resign at any time upon notice in writing or by electronic transmission to the corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.    Newly Created Directorships and Vacancies. Subject to the rights of the holders of any outstanding series of preferred stock, and unless otherwise required by law, newly created directorships resulting from an increase in the authorized number of directors and vacancies resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the vote of the majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director. Each director so chosen shall hold office until the next election of directors and until a successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal as provided herein. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 6.    Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders, unless otherwise determined by the Board of Directors, or with appropriate notice at another time and place determined by the Board of Directors.

Section 7.    Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such date and time and at such place as shall from time to time be determined by resolution of the Board. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the chief executive officer, the Lead Independent Director, if any, or a majority of the directors then in office on at least 48 hours’ notice to each director, either personally, by telephone, by mail, or by electronic mail or other form of electronic transmission. The person or persons authorized to call special meetings of the Board of Directors may fix the date, time and place of such meetings.

Section 8.    Quorum, Required Vote and Adjournment. A majority of the total number of directors then authorized shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the chairperson of the meeting or the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in the resolution of the Board of Directors establishing the committee or these by-laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The corporation has elected to be governed by Section 141(c)(2) of the DGCL.

Section 10.    Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors. Unless otherwise required by law, the certificate of incorporation or these by-laws, and except as otherwise provided in a resolution of the Board of Directors, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum; provided that in no case shall a quorum be less than one third of the directors then serving on the committee. Unless the certificate of incorporation, these by-laws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 9 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 11.    Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such Board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 11 shall constitute presence in person at the meeting.

Section 12.    Emergency By-laws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

Section 13.    Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

Section 14.    Chairman of the Board. The Board of Directors may elect from among its members a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders (unless otherwise determined by the Board of Directors) in accordance with Section 11(a) above and at meetings of directors. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen or designated by the Board of Directors shall preside.

ARTICLE IV
OFFICERS

Section 1.    Number. The officers of the corporation shall be elected by the Board of Directors and shall consist of a chief executive officer, one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of chief executive officer and secretary shall be filled as expeditiously as possible.

Section 2.    Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, retirement, removal, disqualification or otherwise, as hereinafter provided.

Section 3.    Removal and Resignation. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors or by a duly authorized officer whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time upon notice given in writing or by electronic transmission to the corporation, but such resignation shall be without prejudice to the contracts, rights, if any, of the corporation under any contract to which such officer is a party.

Section 4.    Vacancies. Any vacancy occurring in any office because of death, resignation, retirement, removal, disqualification or otherwise, may be filled by the Board of Directors or by a duly authorized officer.

Section 5.    Compensation. Compensation of all officers shall be fixed by the Board of Directors, or by a duly authorized officer, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 6.    The Chief Executive Officer. The chief executive officer shall be the chief executive officer of the corporation; shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these by-laws.

Section 7.    Vice-presidents. Each vice-president shall have such powers and duties as shall be prescribed by his or her superior officer or the chief executive officer. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chief executive officer or these by-laws may, from time to time, prescribe.

Section 8.    The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chief executive officer’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chief executive officer or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors or the secretary, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or the secretary may, from time to time, prescribe.

Section 9.    The Treasurer and Assistant Treasurer. The treasurer shall have the custody of the corporate funds and securities; shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit, or cause to be deposited, all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; shall have such powers and perform such duties as the Board of Directors, the chief executive officer or these by-laws may, from time to time, prescribe. If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors or the treasurer, shall in the absence or disability of the treasurer perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer or the treasurer may, from time to time, prescribe.

Section 10.    Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors or by a duly authorized officer.

Section 11.     Delegation. The Board of Directors may from time to time delegate the powers and duties of any officer, assistant officer or agent to any other officer, assistant officer or agent or to any director, or to any other person whom it may select, notwithstanding the foregoing provisions of this Article.

ARTICLE IV-A
APPOINTED OFFICERS

Section 1.    Appointment of Officers. The Board of Directors may authorize the chief executive officer to appoint such other vice presidents and other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the Board of Directors may from time to time determine (or, in the absence of such determination by the Board of Directors, as the chief executive officer from time to time determines).

Section 2.         Removal. Any officer appointed in accordance with the provisions of Section 1 may be removed by the Board of Directors or by the chief executive officer (if appointed by such person) whenever in his or her judgment the best interest of the corporation would be served thereby, provided that such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

Section 3.    Appointment Officers and Deemed Elected Officers. Officers appointed pursuant to Section 1 hereof shall not be deemed to be elected officers of the corporation, and in particular but without limitation shall not be deemed to be executive officers of the corporation for the purposes of the 1934 Act, or officers for purposes of Article V herein, unless elected as such by the Board of Directors.

ARTICLE V
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 1.    Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify or advance expenses to any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. Subject to Sections 2 and 5 hereof, the corporation shall also pay the expenses incurred by such directors and officers in defending any such proceeding in advance of its final disposition. For purposes of this Article V, an “officer” means an officer elected by the Board of Directors under Article IV but does not include officers appointed under Article IV-A unless elected by the Board of Directors.

Section 2.    Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within 60 days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 60 days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction in the State of Delaware. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.    Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of a certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4.    Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

Section 5.    Expenses. Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition unless otherwise determined by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 6.    Employees and Agents. For persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who, while employees or agents of the corporation, are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, the corporation may, to the extent and in the manner permitted by law, grant rights to indemnification and to the advancement of expenses, to the extent and on such terms and conditions authorized at any time or from time to time.

Section 7.    Contract Rights. The provisions of this Article V shall be deemed to be contract rights and such rights shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators. Any repeal or modification of this Article V that adversely affects any rights of such person or its successors shall be prospective only and shall not affect any rights or obligations then existing with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such repeal or modification.

Section 8.    Merger or Consolidation. For purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI
STOCK AND STOCK CERTIFICATES

Section 1.    Form. The capital stock of the corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes of stock of the corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, any two authorized officers, including, without limitation, the chief executive officer, a vice-president, the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares registered in certificate form. Any or all such signatures may be electronic. In case any officer or officers who have signed, or whose electronic signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose electronic signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. Share certificates shall be consecutively numbered or otherwise identified and shall exhibit the name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of capital stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing and, if such stock is certificated, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2.    Lost Certificates. The corporation may direct a new certificate or certificates, or uncertificated shares, to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, or uncertificated shares, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3.    Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the Close of Business (as defined in Section 13(c) of Article II herein) on the day next preceding the day on which notice is given, or if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Section 4.    Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the Close of Business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.    Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.    Registered Stockholders. Prior to (i) the surrender to the corporation of the certificate or certificates for a share or shares of capital stock with a request to record the transfer of such share or shares or (ii) the receipt of proper transfer instructions from the holder of uncertificated shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.    Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VII
GENERAL PROVISIONS

Section 1.    Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any (including any certificate of designations relating to any series of preferred stock), may be declared by the Board of Directors, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation (including any certificate of designations relating to any series of preferred stock). Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 2.    Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof, or by officers of the corporation authorized by the Board of Directors or such a committee to make such determinations.

Section 3.    Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, or authorize any officer or officers of the corporation to designate the persons or persons who shall have authority to enter into any such contracts or to execute and deliver any such instruments in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

Section 4.    Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the certificate of incorporation or these by-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these by-laws.

Section 5.    Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6.    Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or an electronic copy thereof to be impressed or affixed or reproduced or otherwise.

Section 7.    Voting Securities Owned by Corporation. Voting securities in any other corporation or entity held by the corporation shall be voted by the chief executive officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8.    Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. In every instance where the stockholder is other than a record holder of stock, the demand under oath shall state the person’s status as a stockholder, be accompanied by documentary evidence of beneficial ownership of the stock, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9.    Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10.    Statutory and Other References; Inconsistent Provisions. All statutory, regulatory and similar references in these by-laws shall include any successor provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the DGCL or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 11.    Electronic Signatures, etc. Except as otherwise required by the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or these by-laws (including, without limitation, as otherwise required by Section 13 of Article II herein), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or these by-laws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by law. All other contracts, agreements, certificates or instruments to be executed on behalf of the corporation may be executed using an electronic signature to the fullest extent permitted by law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

ARTICLE VIII
AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

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